Exhibit 10.12

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of November 30, 2019 (the “Effective Date”), by and between Global Technologies, Ltd, a Delaware limited liability company (the “Purchaser”) and Brian Mc Fadden and Timothy Cabrera, in their individual capacities (together the “Seller”). Each of Purchaser and Seller may be referred to individually herein as a “Party” and collectively as the “Parties”.

BACKGROUND

A. Immediately prior to the Effective Date, 911 Help Now, LLC (“911”), a Delaware limited liability company, and HMNRTH, LLC (“HMNRTH”), a Delaware limited liability company, were wholly owned subsidiaries of TCBM Holdings, LLC (“TCBM”), a Delaware limited liability company; and

B. Immediately prior to the Effective Date, all outstanding TCBM Membership Units (“Units”) are controlled by the Seller; and

C. Immediately prior to the Effective Date, TCBM, 911 and HMNRTH owned the assets set forth on Exhibit A attached hereto (the “Assets”); and

D. The Seller desires to sell, transfer, convey and assign to Purchaser, and Purchaser desires to purchase, accept and receive from the Seller all outstanding Units issued by TCBM.

TERMS

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Parties agree as follows:

1.	Purchase and Sale of the Membership Units. Upon the execution and delivery of this Agreement, and subject to the terms and conditions herein, the Seller hereby sells, assigns, transfers, delivers and conveys to Purchaser, and Purchaser hereby purchases, acquires and accepts from the Seller, all of its rights, title, and interest in, under and to the Units, free and clear of all liens and encumbrances, for an aggregate purchase price of Two Million Dollars ($2,000,000.00) (“Proceeds”). Purchaser shall issue a Convertible Promissory Note in the amount of Two Million Dollars ($2,000,000.00) to an entity to be named by the Seller with the execution and delivery of this Agreement.

2.	Closing. Concurrently with the execution and delivery of this Agreement, the Parties shall execute or have executed and deliver the following:

(a) A Member Interest Transfer document for all outstanding shares of TCBM and its wholly owned subsidiaries as set forth in Exhibit B hereto (“Member Interest Transfer:); and

(b) the signed Convertible Promissory Note in the form set forth on Exhibit C hereto (“Note”); and

(c) the resignations of Seller as Managing Members of TCBM, 911 and HMNRTH in the form set forth on Exhibit D hereto (“Resignations”).

The Member Interest Transfer, Convertible Promissory Note and Resignations are collectively referred to as the “Transaction Documents”.

3.	Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

(a) Organization and Good Standing. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Authorization of Agreement. Purchaser has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by Seller, this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms.

(c) No Conflict. The execution, delivery and performance of this Agreement will not (i) conflict with or result in any breach of any provision of Purchaser’s organizational documents, or

(ii) violate any federal or state statute, rule or regulation or order of any court or administrative agency

4.	Representations and Warranties of the Seller. The Seller hereby represents and warrants to Purchaser as follows:

(a) Authorization of Agreement. The Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Purchaser, this Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms.

(b) Membership Units. Brian McFadden and Timothy Cabrera are the sole holders of the Membership Units issued by TCBM. TCBM is the sole holder of all Membership Units issued by 911 and HMNRTH.

(c) No Conflict. The execution, delivery and performance of this Agreement will not (i) conflict with or result in any breach of any provision of Seller’s organizational documents, or (ii) violate any federal or state statute, rule or regulation or order of any court or administrative agency.

(d) Ownership of the Assets. Seller hereby represents and warrants the following to Purchaser:

(i) TCBM, 911 and HMNRTH are the record and beneficial owners of the Assets.

(ii) Seller has not sold, assigned, promised, transferred, licensed, and/or conveyed the Assets, in whole or in part, to any party other than Purchaser, which may include a natural person or any entity of any kind (a “Third Party”). Seller acquired the Assets in bona fide transactions and no Third Party has any rights in or to the Assets. Seller has not entered into or granted any outstanding warrants, options, commitments, agreements or understandings with any Third Party to sell, transfer or otherwise dispose of the Assets. There are no restrictions on the transfer of the Assets and there are no understandings or agreements respecting Seller’s ownership of the Assets that would in any way limit use by Purchaser of the Assets or allow any Third Party or any party affiliated with Seller to use the Assets in their business.

(iii) Neither Seller nor the Assets are subject to any pending or threatened litigation that would affect the Assets, or the consummation of the transactions contemplated hereunder.

(iv) Seller represents that there are no known or reasonably foreseeable Liabilities of any kind incurred before the date hereof to which the Assets are or will be subject.

5.	Indemnification.

Indemnification by Seller. Seller shall defend, indemnify and hold harmless Buyer, and its affiliates and their respective stockholders, directors, officers and employees (“Seller Indemnitees”) from and against all Losses arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder; or

(c) Seller’s liability under this section 5 is expressly limited to the Total Value of the Assets specified in Exhibit A.

Indemnification by Buyer. Buyer shall defend, indemnify and hold harmless Owner and Seller, its affiliates and their respective stockholders, directors, officers and employees (“Seller Indemnitees”) from and against all Losses arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder; or

(c) any Assumed Liability (Except as otherwise provided and subject to Section 6.03).

6.	Further Assurances. From time to time following the Effective Date, the Parties shall execute and deliver such other instruments of assignment, transfer and delivery and shall take such other actions as any Party reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

7.	Miscellaneous.

(a) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida notwithstanding conflict or choice of laws principles of the State of Florida or any other jurisdiction.

(b) Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to constitute a part of, or affect the interpretation of, this Agreement.

(c) Severability. If any term or provision of this Agreement is held illegal, invalid, or unenforceable, then such illegality, invalidity, or unenforceability will not affect any other provision of this Agreement. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions of this Agreement.

(d) No Third-Party Beneficiaries. There are no Third-Party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties and their respective successors and assigns, any rights, remedies, obligations or liabilities.

(e) No Modification, Assignment, Waiver, Amendments, Etc. This Agreement may not be assigned, amended, waived or otherwise modified in any way whatsoever, without the express prior written consent of all of the Parties. Furthermore, no failure to enforce a breach of any provision of this Agreement shall constitute a waiver of any other breach of this Agreement.

(f) Invalid Provisions. If any provision of this Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the Parties agree that the court shall adjust such provision as required to make it enforceable, and further that such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, in any way whatsoever.

(g) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Party, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other Party.

(h) Rules of Construction. The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole (including any Exhibits hereto) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Sections and Exhibits shall be deemed references to Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The definitions given for terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(i) Counterpart Execution. This Agreement and any amendments thereto may be executed and delivered in two counterparts, with the same effect as if the Parties had signed the same document. For purposes of this Agreement, a photographic, photostatic, facsimile, electronic or similar reproduction and transmission by (or on behalf of) a Person of the signature of that Person on a signature page of this Agreement, amendment to this Agreement, written consent, or other document or writing, as applicable, will have the same effect as that Person signing and delivering that signature page in person to the applicable (or other appropriate) recipient thereof.

(j) Entire Agreement. This Agreement, together with the Transaction Documents, constitute the entire understanding among the Parties with respect to the subject matter of this Agreement and the transactions contemplated hereby and supersede any prior understandings and agreements among them respecting such subject matter.

(k) Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the [third] day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.k.

If to the Purchaser:

Global Technologies

501 1st Ave N., Suite 901

St. Petersburg, FL 33701

info@globaltechnologiesltd.info

If to the Seller:

Brian Mc Fadden

801 West Bay Drive, Suite 476

Largo, FL 33770

bmcfadden@maccapitalltd.com

Timothy Cabrera

801 West Bay Drive, Suite 476

Largo, FL 33770

tcabrera@maccapitalltd.com

IN WITNESS WHEREOF, the Parties have executed this Purchase and Sale Agreement on the date first above written.

SELLER:
BRIAN McFADDEN

By:
Name:	Brian McFadden
Title:	Individual Capacity

TIMOTHY CABRERA

By:
Name:	Timothy Cabrera
Title:	Individual Capacity

PURCHASER:
GLOBAL TECHNOLOGIES, LTD.

By:
Name:	Jimmy Wayne Anderson
Title:	President

EXHIBIT A

List of Assets

EXHIBIT B

Member Interest Transfer

EXHIBIT C

Convertible Promissory Note

EXHIBIT D

Resignations